EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 2-81631, 33-17575, 33-43043, 333-34665, and 333-60690 on Form S-8 of our report dated February 22, 2002, included in this Annual Report on Form 10-K of Diagnostic Products Corporation for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 27, 2002

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